                          INVESTMENT ADVISORY CONTRACT

THIS  AGREEMENT,  made and entered into this 27th day of January,  2000,  by and between SBL FUND, a Kansas corporation  (hereinafter referred to as the "Fund"), and  SECURITY  MANAGEMENT  COMPANY,  LLC,  a Kansas  limited  liability  company
(hereinafter referred to as the "Management Company").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company registered under the Federal Investment Company Act of 1940; and

WHEREAS,  the Management Company is willing to provide  investment  research and advice to the Fund on the terms and conditions hereinafter set forth:

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties hereto agree as follows:

1.  EMPLOYMENT OF MANAGEMENT  COMPANY.  The Fund hereby  employs the  Management
    Company  to act as  investment  adviser  to the  Fund  with  respect  to the investment  of its assets and to  supervise  and  arrange  the  purchase  of securities for the Fund and the sale of securities  held in the portfolio of the Fund, subject always to the supervision of the board of directors of the
    Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions herein set forth. The Management Company hereby accepts such  employment and agrees to perform the services  required by this Agreement for the compensation herein provided.

2.  INVESTMENT ADVISORY DUTIES.

    (a)  The Management Company shall regularly provide the Fund with investment research,  advice and supervision,  continuously  furnish an investment program and recommend what  securities  shall be purchased and sold and what  portion of the assets of the Fund  shall be held  uninvested  and shall arrange for the purchase of securities and other  investments for the Fund and the sale of securities and other  investments  held in the
         portfolio  of  the  Fund.  All  investment   advice  furnished  by  the
         Management  Company to the Fund under this Section 2 shall at all times conform to any  requirements  imposed by the  provisions  of the Fund's
         Articles of  Incorporation  and Bylaws,  the Investment  Company Act of
         1940, the Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, any other applicable provisions of law, and the terms of the  registration  statements of the Fund under the Securities
         Act of 1933 and the Investment Company Act of 1940, all as from time to time  amended.  The  Management  Company  shall  advise  and assist the officers  or other  agents  of the  Fund in  taking  such  steps as are necessary  or  appropriate  to carry out the  decisions of the board of directors  of the Fund (and any duly  appointed  committee  thereof) in regard to the foregoing  matters and the general  conduct of the Fund's business.

    (b)  Subject to the provisions of the Investment Company Act of 1940 and any applicable  exemptions  thereto,  the Management Company is authorized, but is under no obligation,  to enter into sub-advisory agreements (the
         "Sub-Advisory  Agreements")  with  one  or  more  subadvisers  (each  a
         "Subadviser") to provide investment  advisory services to any series of the Fund. Each Subadviser shall have investment discretion with respect to  the  assets  of the  series  assigned  to  that  Subadviser  by the
         Management  Company.  Consistent  with the provisions of the Investment
         Company  Act  of  1940  and  any  applicable   exemption  thereto,  the
         Management  Company  may enter into  Sub-Advisory  Agreements  or amend
         Sub-Advisory Agreements without the approval of the shareholders of the effected series.

3.  PORTFOLIO TRANSACTIONS AND BROKERAGE.

    (a)  Transactions  in  portfolio   securities   shall  be  effected  by  the
         Management Company,  through brokers or otherwise (including affiliated brokers),  in the manner permitted in this Section 3 and in such manner as the Management Company shall deem to be in the best interests of the
         Fund after consideration is given to all relevant factors.

    (b)  In  reaching a judgment  relative to the  qualification  of a broker to obtain the best execution of a particular  transaction,  the Management
         Company may take into account all relevant  factors and  circumstances, including the size of any  contemporaneous  market in such  securities;
         the  importance  to the  Fund of speed  and  efficiency  of  execution;
         whether the particular  transaction is part of a larger intended change
         of  portfolio   position  in  the  same   securities;   the   execution
         capabilities   required  by  the   circumstances   of  the   particular
         transaction; the capital to be required by the transaction; the overall capital strength of the broker;  the broker's apparent  knowledge of or familiarity  with  sources  from  or to  whom  such  securities  may be
         purchased  or  sold;  as  well  as  the  efficiency,   reliability  and
         confidentiality  with which the broker has  handled  the  execution  of prior similar transactions.

    (c)  Subject  to any  statements  concerning  the  allocation  of  brokerage
         contained  in  the  Fund's   prospectus,   the  Management  Company  is
         authorized to direct the execution of the portfolio transactions of the
         Fund to brokers who furnish investment information or research services to the Management Company. Such allocation shall be in such amounts and proportions as the Management  Company may determine.  If a transaction is directed to a broker  supplying  brokerage and research  services to the Management Company, the commission paid for such transaction may be in excess of the  commission  another  broker  would have  charged  for effecting that transaction,  provided that the Management Company shall have  determined  in good faith that the  commission  is  reasonable in relation to the value of the brokerage and research services  provided, viewed in terms of either that  particular  transaction  or the overall responsibilities of the Management Company with respect to all accounts as to which it now or hereafter exercises  investment  discretion.  For purposes of the immediately  preceding sentence,  "providing  brokerage and  research  services"  shall have the meaning  generally  given such terms or  similar  terms  under  Section  28 (e)(3)  of the  Securities
         Exchange Act of 1934, as amended.

    (d)  In the selection of a broker for the execution of any  transaction  not subject to fixed commission rates, the Management Company shall have no duty or  obligation  to seek advance  competitive  bidding for the most
         favorable   negotiated   commission  rate  to  be  applicable  to  such
         transaction,  or to  select  any  broker  solely  on the  basis  of its purported or "posted" commission rates.

    (e)  In  connection  with  transactions  on markets  other than  national or regional  securities  exchanges,  the Fund will deal  directly with the selling  principal or market maker  without  incurring  charges for the services of a broker on its behalf unless,  in the best judgment of the
         Management  Company,  better  price or  execution  can be  obtained  by utilizing the services of a broker.

4.  ALLOCATION  OF EXPENSES AND CHARGES.  The  Management  Company shall provide investment  advisory,  statistical and research  facilities and all clerical services  relating to research,  statistical and investment  work, and shall provide for the  compilation  and  maintenance  of such records  relating to these functions as shall be required under  applicable law and the rules and regulations  of the  Securities  and  Exchange  Commission.  Other  than  as specifically  indicated in the preceding  sentence,  the Management  Company shall not be required to pay any  expenses of the Fund,  and in  particular, but without limiting the generality of the foregoing, the Management Company shall  not be  required  to pay  office  rental  or  general  administrative expenses; board of directors' fees; legal, auditing and accounting expenses;
    broker's commissions;  taxes and governmental fees; membership dues; fees of custodian, transfer agent, registrar and dividend disbursing agent (if any);
    expenses  (including  clerical  expenses) of issue,  sale or  redemption  of shares of the Fund's  capital stock;  costs and expenses in connection  with the  registration of such capital stock under the Securities Act of 1933 and qualification  of the Fund's  capital stock under the "Blue Sky" laws of the states where such stock is offered;  costs and expenses in  connection  with the  registration  of the Fund under the Investment  Company Act of 1940 and all periodic and other reports  required  thereunder;  expenses of preparing and distributing  reports,  proxy  statements,  notices and distributions to stockholders;  costs of stationery; expenses of printing prospectuses; costs of stockholder and other  meetings;  and such  nonrecurring  expenses as may arise including  litigation affecting the Fund and the legal obligations the
    Fund may have to  indemnify  its  officers  and the  members of its board of directors.

5.  COMPENSATION OF MANAGEMENT COMPANY.

    (a)  As  compensation  for the  services to be  rendered  by the  Management
         Company as provided for herein, for each of the years this Agreement is in  effect,  the Fund  shall pay the  Management  Company an annual fee computed on a daily  basis  equal to .75  percent of the average  daily closing value of the net assets of Series A, Series B, Series E, Series
         H,  Series J,  Series K,  Series P, Series S, Series V, and Series Y of
         the Fund,  .50 percent of the average  daily  closing  value of the net assets of Series C of the  Fund,  1.00  percent  of the  average  daily closing value of the net assets of Series D, Series M, Series N, Series
         O and  Series X of the Fund,  and 1.10  percent  of the  average  daily closing value of the net assets of Series I of the Fund. Such fee shall be adjusted and payable  monthly.  If this Agreement shall be effective
         for  only  a  portion  of  a  year,   then  the  Management   Company's
         compensation  for said year shall be  prorated  for such  portion.  For purposes  of this  Section  5, the value of the net assets of each such
         Series  shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection  with the determination  of the net asset value of the Fund's shares as described in the Fund's prospectus.

    (b)  For each of the Fund's  full  fiscal  years this  Agreement  remains in force,  the Management  Company agrees that if total annual expenses of
         each  Series  of  the  Fund,   exclusive  of  interest  and  taxes  and
         extraordinary  expenses  (such as  litigation),  but  inclusive  of the
         Management  Company's  compensation,   exceed  any  expense  limitation
         imposed by state  securities  law or  regulation  in any state in which shares of the Fund are then qualified for sale, as such regulations may be amended from time to time, the Management Company will contribute to such  Series such funds or to waive such  portion of its fee,  adjusted monthly,  as may be requisite to insure that such annual  expenses will not exceed any such limitation. If this contract shall be effective for only a portion of one of the  Series'  fiscal  years,  then the maximum annual expenses shall be prorated for such portion.  Brokerage fees and commissions  incurred in  connection  with the  purchase or sale of any securities  by a Series  shall not be deemed to be expenses  within the meaning of this paragraph (b).

    (c)  For each of the Fund's  full  fiscal  years this  Agreement  remains in force,  the Management  Company agrees that if total annual expenses of each Series of the Fund identified below, exclusive of interest, taxes, extraordinary  expenses  (such as  litigation),  and brokerage fees and commissions,  but inclusive of the Management  Company's  compensation, exceeds the amount set forth below (the "Expense Cap"),  the Management
         Company will contribute to such Series such funds or waive such portion of its fee,  adjusted  monthly,  as may be  required to insure that the total annual expenses of the Series will not exceed the Expense Cap. If this  Agreement  shall be  effective  for only a  portion  of a Series'
         fiscal year,  then the maximum  annual  expenses  shall be prorated for such portion.

                                   EXPENSE CAP

                                Series H - 1.75%
                                Series I - 2.25%
                                Series Y - 1.75%

6.  LIMITATION OF LIABILITY OF  MANAGEMENT  COMPANY.  So long as the  Management
    Company  shall give the Fund the benefit of its best  judgment and effort in rendering services hereunder, the Management Company shall not be liable for any  errors of  judgment  or mistake of law,  or for any loss  sustained  by reason of the adoption of any  investment  policy or the  purchase,  sale or retention  of  any  security  on its  recommendation,  whether  or not  such recommendation shall have been based upon its own investigation and research or upon  investigation  and research made by any other  individual,  firm or corporation,  if such  recommendation  shall  have been made and such  other individual firm or corporation shall have been selected with due care and in good faith. Nothing herein contained shall, however, be construed to protect the Management Company against any liability to the Fund or its shareholders by reason of willful  misfeasance,  bad faith,  or gross  negligence  in the performance  of its  duties or by reason of its  reckless  disregard  of its obligations  and  duties  under the  Agreement.  As used in this  Section 6,
    "Management Company" shall include directors,  officers and employees of the
    Management Company, as well as the Management Company itself.

7.  OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent the
    Management  Company or any officer thereof from acting as investment adviser for any other person, firm, or corporation, nor shall it in any way limit or
    restrict  the  Management  Company  or  any  of  its  directors,   officers,
    stockholders  or employees from buying,  selling,  or trading any securities for its own  accounts  or for the  accounts  of  others  for  whom it may be acting; provided,  however, that the Management Company expressly represents that it will undertake no activities  which, in its judgment,  will conflict with the  performance of its  obligations to the Fund under this  Agreement.
    The Fund acknowledges that the Management Company acts as investment adviser to other investment  companies,  and it expressly consents to the Management
    Company acting as such; provided,  however, that if securities of one issuer are purchased or sold, the purchase or sale of such securities is consistent with the  investment  objectives  of, and, in the opinion of the  Management
    Company, such securities are desirable purchases or sales for the portfolios of the  Fund  and  one  or  more  of  such  other  investment  companies  at approximately  the same  time,  such  purchases  or sales  will be made on a proportionate basis if feasible, and if not feasible,  then on a rotating or other equitable basis.

8.  DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become effective on  January  27,  2000,  provided  that on or  before  that date it has been approved by the holders of a majority of the outstanding  voting  securities of each series of the Fund.  This  Agreement  shall  continue in force until
    January 27, 2002, and for successive  12-month  periods  thereafter,  unless terminated, provided each such continuance is specifically approved at least annually by (a) the vote of a majority of the entire  Board of  Directors of the Fund,  and the vote of a majority of the  directors  of the Fund who are not  parties to this  Agreement  or  interested  persons  (as such terms are defined  in the  Investment  Company  Act of 1940) of any such party cast in person at a meeting of such directors  called for the purpose of voting upon such  approval,  or (b) by the  vote of the  holders  of a  majority  of the outstanding  voting securities of each series of the Fund (as defined in the
    Investment  Company Act of 1940). In the event a majority of the outstanding shares of one  series  vote for  continuance  of the  Agreement,  it will be continued  for that  series  even though the  Agreement  is not  approved by either a  majority  of the  outstanding  shares of any other  series or by a majority of outstanding  shares of the Fund.  Upon this  Agreement  becoming effective,  any  previous  agreement  between  the Fund  and the  Management
    Company  providing for  investment  advisory and  management  services shall concurrently  terminate,  except that such termination shall not affect fees accrued and  guarantees  of  expenses  with  respect to any period  prior to termination.

This  Agreement  may be  terminated  at any time as to any  series  of the Fund, without payment of any penalty, by vote of the Board of Directors of the Fund or by vote of the holders of a majority of the  outstanding  voting  securities  of that  series of the Fund,  or by the  Management  Company,  in each case upon 60 days' written notice to the other party.

This Agreement shall  automatically  terminate in the event of its  "assignment"
(as defined in the Investment Company Act of 1940).

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  officers thereto duly authorized on the day, month and year first above written.

(SEAL)

                                        SECURITY EQUITY FUND

                                        By     JOHN D. CLELAND
                                               ---------------------------------
                                        Title: President

ATTEST:

AMY J. LEE
----------------------------------
Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By     JAMES R. SCHMANK
                                               ---------------------------------
                                        Title: President

ATTEST:

AMY J. LEE
----------------------------------
Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS,  SBL Fund  (the  "Fund")  and  Security  Management  Company,  LLC (the
"Management  Company")  are parties to an  Investment  Advisory  Contract  dated
January 27, 2000, (the "Advisory Contract"),  under which the Management Company agrees to provide  investment  research,  advice and  supervision  and  business management services to the Fund in return for the compensation  specified in the
Advisory Contract;

WHEREAS,  on February 4, 2000, the Board of Directors of the Fund authorized the
Fund to offer its common stock in five new series designated as Series G, Series
L, Series Q, Series T and Series W;

WHEREAS,  on February 4, 2000,  the Board of Directors of the Fund  approved the amendment of the Advisory Contract to provide that the Management  Company would provide investment advisory and business management services to Series G, Series
L, Series Q, Series T and Series W of the Fund under the terms and conditions of the Advisory Contract; and

WHEREAS,  this amendment to the Advisory  Contract is subject to the approval of the initial shareholder of Series G, Series L, Series Q, Series T and Series W;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and the Management Company hereby amend the Advisory Contract,  dated January 27, 2000, as follows,  effective May
1, 2000:

Paragraph  5(a) shall be deleted in its entirety and replaced with the following new paragraph 5(a):

5.   COMPENSATION OF MANAGEMENT COMPANY

          a) As  compensation  for the services to be rendered by the Management
Company as  provided  for  herein,  for each of the years this  Agreement  is in effect,  the Fund shall pay the  Management  Company an annual fee computed on a daily basis equal to .50 percent of the average  daily  closing value of the net assets of Series C of the Fund,  .75 percent of the average  daily closing value of the net assets of Series A, Series B, Series E, Series H, Series J, Series K,
Series P,  Series S,  Series V, and  Series Y of the Fund,  1.00  percent of the average  daily  closing value of the net assets of Series D, Series G, Series L,
Series M,  Series N,  Series O, Series Q, Series T, Series W and Series X of the
Fund,  and 1.10 percent of the average  daily closing value of the net assets of
Series I of the Fund.  Such fee shall be adjusted and payable  monthly.  If this
Agreement  shall be effective for only a portion of a year,  then the Management
Company's  compensation  for said year shall be prorated for such  portion.  For purposes  of this  Section  5, the value of the net  assets of each such  Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the  determination  of the net asset value of the Fund's shares as described in the Fund's prospectus.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Investment Advisory Contract this 1st day of May, 2000.

                                        SECURITY EQUITY FUND

                                        By              JOHN D. CLELAND
                                               ---------------------------------
                                                  John D. Cleland, President

ATTEST:

            AMY J. LEE
----------------------------------
      Amy J. Lee, Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By             JAMES R. SCHMANK
                                               ---------------------------------
                                                  James R. Schmank, President

ATTEST:

            AMY J. LEE
----------------------------------
      Amy J. Lee, Secretary

                    AMENDMENT TO INVESTMENT ADVISORY CONTRACT

WHEREAS,  SBL Fund  (the  "Fund")  and  Security  Management  Company,  LLC (the
"Management  Company")  are parties to an  Investment  Advisory  Contract  dated
January 27, 2000 (the "Advisory  Contract"),  under which the Management Company agrees to provide  investment  research and advice to the Fund in return for the compensation specified in the Advisory Contract;

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund to offer its  common  stock in a new series  designated  as Series Z, Alpha
Opportunity Series; and

WHEREAS,  on May 2,  2003,  the  Board of  Directors  of the Fund  approved  the amendment of the Advisory Contract to provide that the Management  Company would provide investment  advisory and business management services to Series Z, Alpha
Opportunity  Series,  of the Fund under the terms and conditions of the Advisory
Contract.

NOW, THEREFORE, IT IS BY THE PARTIES HERETO AGREED that the Advisory Contract is hereby amended, as follows, effective June 1, 2003:

Paragraph  5(a) shall be deleted in its entirety and replaced with the following new paragraphs 5(a), 5(b) and 5(c) and current  paragraphs 5(b) and (c) shall be redesignated as paragraphs 5(d) and 5(e):

 5.  COMPENSATION OF MANAGEMENT COMPANY

     (a)  As  compensation  for the  services to be  rendered by the  Management
          Company as provided for herein,  for each of the years this  Agreement is in effect,  the Series shall pay the  Management  Company an annual fee  computed on a daily  basis  equal to 0.50  percent of the average daily  closing  value of the net assets of Series C of the Fund,  0.75 percent of the average daily closing value of the net assets of Series
          A,  Series B, Series E, Series H, Series J, Series P, Series S, Series
          V, and Series Y of the Fund, 1.00 percent of the average daily closing value of the net  assets of Series D,  Series G,  Series N,  Series O,
          Series  Q,  Series  T,  Series W and  Series X of the  Fund,  and 1.10
          percent of the average daily closing value of the net assets of Series
          I of the Fund.  Such fee shall be  adjusted  and payable  monthly.  As compensation  for the investment  advisory  services to be rendered to
          Series Z, Series Z shall pay the Management Company a fee as described in  paragraphs  5(b)  and  5(c)  below.  If this  Agreement  shall  be effective for only a portion of a year, then the Management  Company's compensation  for said year shall be prorated  for such  portion.  For purposes  of this  Section 5, the value of the net assets of each such
          Series shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's prospectus.

     (b)  BASE FEE. As compensation for the investment  advisory  services to be rendered by the Management Company to Series Z, Series Z shall pay the
          Management  Company at the end of each calendar month, an advisory fee
          (the "Base Fee")  equal to 2.00%,  on an annual  basis,  of Series Z's average  daily net assets.  The Base Fee shall be  computed  daily and paid monthly.  If the Management Company shall serve for less than the whole of any calendar month, the Base Fee shall be calculated on a pro rata  basis for the  portion  of the month for which it has  served as adviser.  During  the first 12 months of  operations,  the fee will be charged at the Base Fee of 2.00%  without any  adjustment as discussed in paragraph (c) below.

     (c)  BASE FEE  ADJUSTMENT.  Beginning in the 13th month of operations,  the
          Base Fee of 2.00% will be  adjusted  upward or  downward  on a monthly basis  based  upon  the  performance  of  Series  Z  relative  to  the performance of the S&P 500 Index (the "Index"). The maximum or minimum adjustment  is 0.75%  annually.  Therefore,  the  maximum  annual  fee payable to the Management Company shall be 2.75% of Series Z's average daily net assets,  and the minimum annual fee shall be 1.25% of Series
          Z's  average  daily  net  assets.  The pro rata  adjustment  upward or downward will be determined  based upon the  performance of the shares of Series Z in excess of, or below,  that of the Index.  The amount of any  upward  adjustment  in the  Base  Fee  shall  be  equal  to 0.75%
          multiplied  by the ratio of the number of  percentage  points by which the  performance  of Series Z exceeds the  performance of the Index as compared to 15 percentage points.  For example,  if the performance of
          Series Z was 6.6% and that of the Index was 0%, the ratio would be 6.6 to 15, or 44%,  times 0.75%,  for an upward  adjustment of 0.33%.  The amount  of any  downward  adjustment  in the Base Fee will be equal to
          0.75%  multiplied by the ratio of the number of  percentage  points by which the  performance of Series Z is less than the performance of the
          Index  as  compared  to 15  percentage  points.  For  example,  if the performance  of Series Z was  --10.0%  and that of the  Index 0%,  the ratio  would be 10 to 15,  or  66.66%,  times  0.75%,  for a  downward adjustment of 0.50%.

          In determining the Base Fee adjustment,  if any, applicable during any month, the Management Company will compare the investment  performance of the shares of Series Z for the  twelve-month  period  ending on the last  day  of  the  prior  month  (the  "Performance  Period")  to the investment  record of the Index  during the  Performance  Period.  The investment  performance  of  Series  Z will be  determined  by  adding together  (i) the  change  in the net  asset  value of Series Z shares during the Performance  Period,  (ii) the value of cash  distributions made  by  Series  Z to  holders  of  its  shares  to  the  end  of the
          Performance Period, and (iii) the value of capital gains per share, if any, paid on undistributed realized long-term gains accumulated to the end of the Performance  Period,  and will be expressed as a percentage of the net asset  value per share of Series Z shares at the  beginning of the  Performance  Period.  The investment  performance of the Index will be determined  by adding  together (i) the change in the level of the Index during the Performance Period, and (ii) the value,  computed consistently with the Index, of cash  distributions  made by companies whose  securities  comprise  the Index  accumulated  to the end of the
          Performance Period, and will be expressed as a percentage of the Index at the beginning of the Performance Period.

          After it determines any Base Fee  adjustment,  the Management  Company will determine the dollar amount of additional  fees or fee reductions to be  accrued  for each day of a month  by  multiplying  the Base Fee adjustment  by the average  daily net assets of the shares of Series Z during the  Performance  Period and dividing that number by the number of months in the  Performance  Period and then dividing that amount by the number of days in the current month. The Base Fee, as adjusted, is accrued  daily and paid monthly and shall be prorated in any month for which this Agreement is not in effect for the entire month.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Investment Advisory Contract this ____ day of May, 2003.

                                              SBL FUND

                                              By:
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

By:
    ------------------------------
    Amy J. Lee, Secretary

                                              SECURITY MANAGEMENT COMPANY, LLC

                                              By:
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

By:
    ------------------------------
    Amy J. Lee, Secretary